UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant □

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

Mandiant, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following are social media posts issued by Mandiant, Inc. in connection with its pending acquisition by Google LLC.

•	We are excited to announce that we've signed an agreement to join the @GoogleCloud family— bringing together some of the best minds in security! Read more here: LINK TO PRESS RELEASE

•	For the past 18 years, Mandiant has delivered unparalleled frontline expertise and industry-leading threat intelligence. In our next chapter, we’ll do so with Google Cloud speed and scale. Learn more: LINK TO PRESS RELEASE

•	Together with Google Cloud, we will deliver an end-to-end security operations suite and advisory services that address critical security challenges. Read on: LINK TO PRESS RELEASE

•	“Google Cloud shares our mission-driven culture to bring security to every organization.” Check out what else our CEO Kevin Mandia had to say on today’s acquisition news. LINK TO PRESS RELEASE

•	“We are thrilled to be joining forces with Google Cloud. Together, we will deliver expertise and intelligence at scale, changing the security industry.” - Kevin Mandia, CEO, Mandiant. Read more here: LINK TO PRESS RELEASE

•	Team Mandiant has been on an incredible journey, and today marks another exciting and meaningful milestone in our history. This morning, we announced Google’s intent to acquire Mandiant. Upon the close of the acquisition, we will join Google Cloud. As part of the Google Cloud team, we will be able to continue delivering industry-leading frontline expertise and intelligence and responding to thousands of security breaches that power our technology platform. I couldn’t be prouder of our amazing team as we continue forward in our mission of making every organization secure from cyber threats and confident in their cyber defenses. LINK TO PRESS RELEASE

•	With more and more workloads being moved to the cloud, and with an ever-increasingly hostile threat environment, cloud security has never been more important. This is one of the many reasons why I am thrilled to share that Mandiant has signed an agreement to join Google Cloud. By combining Mandiant’s industry-leading security expertise with Google Cloud, we can have a profound and lasting impact on securing the cloud, accelerating adoption of cloud computing, delivering expertise and intelligence at scale, and creating a safer world. LINK TO PRESS RELEASE

•	I am excited to announce that we've signed an agreement to join the @GoogleCloud family— bringing together some of the best minds in security! Read more here: LINK TO PRESS RELEASE

•	Mandiant has been on an incredible journey and we’re just getting started. Today we take another step to further help organizations with their cybersecurity needs – one that is among the most exciting and meaningful milestones in our history. This morning, we announced Google’s intent to acquire Mandiant. Together, we will be able to deliver an end-to-end security operations suite and advisory services. Not only will this extend the reach of our leading consulting organization and accelerate and operationalize our world-class intelligence, it will enable us to support more organizations in addressing critical security challenges. LINK TO PRESS RELEASE

•	The Mandiant mission is about making every organization secure from cyber threats. Today, we took an important step in accelerating that vision. Mandiant has signed an agreement to join Google Cloud. Together, we will be able to continue delivering the industry-leading frontline expertise and intelligence. LINK TO PRESS RELEASE

•	Day in and day out, our Mandiant Consulting experts help organizations prepare for and deal with some of the most sophisticated cyber incidents so they can get back to business as quickly as possible. Today we take an exciting step forward in accelerating the growth and impact of our consulting business - Mandiant has signed an agreement to join Google Cloud. With Google’s size and scale, in a time when cyber threats have never been more prevalent, together we will be able to have even more impact on the way organizations prepare for, respond to and recover from security incidents. LINK TO PRESS RELEASE

•	For the past 18 years, our steadfast vision has been to be the best cyber security company in the world. Today, Mandiant took an important step in accelerating that vision – Mandiant has signed an agreement to join Google Cloud. As part of the Google Cloud team, we will be able to continue delivering industry-leading frontline expertise and intelligence, and responding to thousands of security breaches that power our technology platform. A big thank you to the amazing and talented people of Mandiant for all that you do. It’s ALL of you that make this coming together of some of the best minds in security possible. Here’s to continuing to solve the most challenging problems in cyber security! LINK TO PRESS RELEASE

•	At Mandiant, we view cyber security as a mission, and for me and many of my colleagues, it’s a calling. We remain focused on this mission of making every organization secure from cyber threats and confident in their cyber security readiness. We have relentlessly pursued this objective by scaling our expertise and intelligence through our managed multi-vendor XDR platform. Today I am pleased to share that we’ve taken an important step in accelerating that vision – Mandiant has signed an agreement to join Google Cloud. Following acquisition close, together with Google Cloud we will be able to extend the reach of our leading consulting organization, accelerate and operationalize our world-class intelligence, and support more organizations in addressing critical security challenges. LINK TO PRESS RELEASE

•	Every day we relentlessly seek to protect organizations through our expertise and intelligence. Today I’m excited to share that we’ve announced another milestone moment in accelerating this commitment - @GoogleCloud’s intent to acquire @Mandiant. LINK TO PRESS RELEASE

•	Mandiant has been on an incredible journey. Today we take another step – one that is among the most exciting and meaningful milestones in our history. This morning, we announced Google’s intent to acquire Mandiant. Upon the close of the acquisition, we will join Google Cloud. I couldn’t be prouder of our amazing team and look forward to combining forces with Google Cloud to accelerate our joint vision of making every organization confident in their cyber defenses. LINK TO PRESS RELEASE

•	For the past 18 years, our steadfast vision has been to be the best cyber security company in the world. Today, Mandiant took an important step in accelerating that vision – Mandiant has signed an agreement to join Google Cloud. As part of the Google Cloud team, we will be able to continue delivering the industry-leading frontline expertise and intelligence and responding to thousands of security breaches that power our technology platform. LINK TO PRESS RELEASE

Additional Information and Where to Find It

Mandiant, Inc. (“Mandiant”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Mandiant (the “Transaction”). Mandiant plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction.

Enrique T. Salem, Kevin R. Mandia, Kimberly Alexy, Sara C. Andrews, Ronald E.F. Codd, Arthur W. Coviello, Jr., Adrian McDermott, Viral Patel, and Robert E. Switz, all of whom are members of Mandiant’s Board of Directors, and Frank E. Verdecanna, who is Mandiant’s Executive Vice President and Chief Financial Officer, are participants in Mandiant’s solicitation. Other than Mr. Mandia, none of such participants owns in excess of 1.0% of Mandiant’s common stock. Mr. Mandia may be deemed to own approximately 1.5% of Mandiant’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Mandiant’s definitive proxy statement for its 2021 Annual Meeting of Stockholders (the “2021 Proxy Statement”), which was filed with the SEC on April 27, 2021. To the extent that holdings of Mandiant’s securities have changed since the amounts printed in the 2021 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Mandiant will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT MANDIANT WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Mandiant with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Mandiant’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Mandiant with the SEC in connection with the Transaction will also be available, free of charge, at Mandiant’s investor relations website (https://investors.mandiant.com) or by contacting Mandiant’s Investor Relations at investor.relations@mandiant.com.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by Mandiant’s Board of Directors in approving the Transaction; and expectations for Mandiant following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Mandiant’s assumptions prove incorrect, Mandiant’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Mandiant’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to Mandiant’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that Mandiant files with the SEC, including Mandiant’s Annual Report on Form 10-K filed with the SEC on March 1, 2022, and Quarterly Reports on Form 10-Q filed with the SEC on April 30, 2021, August 9, 2021, and November 9, 2021, each of which may be obtained on the investor relations section of Mandiant’s website (https:// investors.mandiant.com). All forward-looking statements in this communication are based on information available to Mandiant as of the date of this communication, and Mandiant does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.